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                                                                  EXHIBIT 2.6

                             FORBEARANCE AGREEMENT


    THIS AGREEMENT dated as of August 1, 1997 is by and among FOOTHILL CAPITAL CORPORATION, a California corporation, ("LENDER"), GLOBAL ONE DISTRIBUTION & MERCHANDISING INC., a Delaware corporation, OSP PUBLISHING, INC., a Delaware corporation, BEx CORP., a Delaware corporation, and KELLY RUSSEL STUDIOS, INC., a Delaware corporation (jointly and severally, collectively and individually, "OBLIGOR").

                                    RECITALS

    Lender and Obligor are parties to an Amended and Restated Loan and Security Agreement dated as of August 29, 1996 (as amended from time to time, the "LOAN AGREEMENT"; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement) providing for certain loans by Lender to Obligor.

    Obligor is in default of its obligations to Lender, including, without limitation, the failure of Borrower to pay upon its occurrence, pursuant to
SECTION 2.5 the Loan Agreement, an Overadvance in respect of Obligations outstanding under SECTION 2.2 and 2.3 of the Loan Agreement, and the creation and continued existence of a lien with respect to Borrower's property and assets in favor of Golden State Graphics Inc. in violation of the provisions of SECTION 7.2 the Loan Agreement (collectively, the "EVENT OF DEFAULT"). This Event of Default AUTOMATICALLY (a) terminated Lender's commitment to lend funds to Obligor and (b) caused all obligations of Obligor to Lender to be due and payable. As a result of the Event of Default, the obligations of Obligor under the Loan Agreement are now payable upon DEMAND by Lender.

    Obligor has discussed with Lender its plan for the orderly and consensual liquidation of the Collateral securing its obligations under the Loan Agreement and the application of the proceeds of such orderly liquidation to the repayment in full in cash of all its obligations to Lender. In that connection, Obligor has requested Lender to (i) forbear from exercising its rights and remedies with respect to the existing Event of Default (or otherwise make a DEMAND) and (ii) to permit Senoral, Inc. to extend working capital funding to Obligor on an interim basis to enable Obligor to attempt to work out its problems. Lender is willing, subject to the terms and conditions set forth herein (including without limitation the grant of various waivers set forth below), to forbear and grant the foregoing request as and to the extent herein provided.

    NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of this Agreement, the parties agree as follows:

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SECTION 1.    CONFIRMATION OF INDEBTEDNESS.

    As of the date of this Agreement (as of the close of business on July 31, 1997), Obligor owes Lender $2,073,326.35 in principal, accrued and unpaid interest of $32,940.01, and unpaid Foothill Expenses of approximately $30,000. The total amount of Obligor's indebtedness and obligations to Lender evidenced by and/or related to the Loan Agreement, the Term Note, the Security Documents and each agreement and instrument executed in connection therewith (collectively with this Agreement and any agreement or instrument executed in connection herewith, and as the same have been or may hereafter be amended and/or restated from time to time, the "LOAN DOCUMENTS"), including without limitation principal, interest and fees and reasonable expenses of counsel (including without limitation any interest and other amounts which would accrue but for the provisions of the United Stated Bankruptcy Code) is by the execution hereof by Obligor, ratified, confirmed and approved by Obligor in all respects (the indebtedness and obligations referred to in this sentence and all obligations of Obligor to Lender under this Agreement, in each case whether now existing or hereafter arising and whether incurred before or after the filing of a petition under the United Stated Bankruptcy Code, are hereinafter referred to collectively as the "OBLIGATIONS"). Obligor acknowledges and agrees that (a) the Obligations are valid and binding obligations of Obligor, enforceable against Obligor in accordance with their terms, and (b) the Obligations are due and payable in full and Obligor is presently obligated to pay the amounts referred to in the first sentence of this SECTION 1 and all of its other existing Obligations in accordance with the terms of the Loan Documents, all without any further demand, notice or claim. Without limiting the foregoing, Obligor acknowledges and agrees that Lender has no forbearance obligation whatsoever except as expressly provided in this Agreement. Obligor further acknowledges and agrees that the value of the Collateral securing the Obligations is substantially in excess of the amount of the Obligations.

SECTION 2.    CONFIRMATION OF SECURITY AND EXISTING AGREEMENTS.

    Obligor acknowledges, confirms and agrees that all of the Obligations are and shall be secured by and entitled to the benefits of each of the Security Documents and that the liens granted to Lender thereunder remain valid, perfected and enforceable against Obligor and shall extend to all Collateral (as defined below) acquired or arising and to Obligations whether incurred before or after the filing of a petition under the United Stated Bankruptcy Code. To the extent any Security Document does not currently provide that the Obligations constitute "Obligations" and/or "Secured Obligations" for purposes thereof, such Security Document is hereby amended to provide for the same. Obligor acknowledges, confirms and agrees that, except as otherwise provided in the Intercreditor Agreement attached as EXHIBIT A (as amended from time to time, the "INTERCREDITOR AGREEMENT"), with respect to the Creditor Collateral (as defined therein), Lender has and shall retain a first priority perfected security interest in and lien on all of Obligor's properties and assets, whether now existing or hereafter acquired or arising and whether personal, real and/or mixed (collectively, the "COLLATERAL"). Obligor agrees to take, or cause to be taken, all actions requested by Lender in order to create, maintain, renew and/or perfect Lender's security interest in the Collateral.

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SECTION 3.    NO PRESENT CLAIMS.

    (a) Obligor acknowledges and agrees with Lender that: (i) it has no claim or cause of action against Lender (or any of its directors, officers, employees, agents, affiliates or attorneys); (ii) it has no offset right, counterclaim or defense of any kind against any Obligations; and (iii) Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Obligor. Lender wishes (and Obligor agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Lender's rights, interests, security and/or remedies. For and in consideration of the agreements contained in this Agreement and other good and valuable consideration, Obligor unconditionally and irrevocably releases, waives and forever discharges Lender, together with its successors, assigns, subsidiaries, affiliates, agents and attorneys (collectively, the "RELEASED PARTIES"), from: (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to Obligor or any of them and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which Obligor or any of them might otherwise have against the Released Parties or any of them, in either case (x) or (y) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind which existed, arose or occurred at any time prior to the execution of this Agreement or which could hereafter arise as a result of the execution of (or the satisfaction of any condition to) this Agreement or any of the other Loan Documents.

    (b) Anything to the contrary contained herein notwithstanding, this Agreement shall be construed as a waiver and release by Obligor of Lender and its officers, directors, shareholders, agents, employees, servants, related corporations, affiliates, partnerships, or other entities, whether controlled by or related to Obligor, of any claims, rights, demands, injuries, debts, damages, liabilities, breaches, accounts, contracts, agreements, promissory notes, obligationes, causes of action, clams for relief, costs, expenses, liens, things suspected or unsuspected, of every kind and nature which now exist, and/or heretofore have existed in favor of Obligor against Lender.

    (c) Each Obligor acknowledges that Section 1542 of the Civil Code of California Provides:

              "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor."

    Each Obligor to this Agreement acknowledges that it may hereafter discover facts in addition to or different from those which it know or believes to be true with respect to the subject matter of the release given hereby, but that it is its intention to, and it does hereby, fully, finally and forever waive and all rights and defenses as set forth hereinabove.

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    In furtherance of such intention, Obligor waives all rights granted to it by Section 1542 of the Civil Code of California and acknowledges that the release herein given shall be and remain in effect as a full and complete general release as to the matters released herein, notwithstanding the subsequent discovery or existence of any such additional or different facts.

SECTION 4.    TERMINATION OF EXTENSION OF CREDIT.

    (a) FACILITY. Subject to the terms and conditions set forth in this Agreement, Obligor acknowledges, confirms and agrees that Lender's obligation to make Advances or to extend new L/Cs or L/C Guaranties under the Loan Agreement have been terminated as a result of the Event of Default. The aggregate principal amount the Obligations of Obligor to Lender under the Loan Agreement and the Loan Documents shall not be increased hereafter from the present amount of the Obligations as set forth in SECTION 1 above.

    (b) INTEREST. Notwithstanding the Event of Default, prior to a Forbearance Event of Default (as defined below), the outstanding amount of each of the Revolving Advances, L/Cs and L/C Guaranties, and the Term Loan shall bear interest at the rates set forth in the Loan Documents. Upon the occurrence and continuation of a Forbearance Event of Default, each of the Revolving Advances, L/Cs and L/C Guaranties, and the Term Loan shall bear interest at the Default Rate as set forth in the Loan Agreement. All applicable fees shall be payable in the amounts and at the intervals set forth in the Loan Documents.

    (c) APPLICATION OF COLLATERAL PROCEEDS. Subject to the terms and conditions of the Intercreditor Agreement and prior to the occurrence and continuation of any Forbearance Event of Default, except as provided below, all proceeds of the Collateral in which Lender has a first priority security interest (whether pursuant to the lockbox arrangement established under the Loan Agreement and the Security Documents or otherwise) will be applied against Obligor's Obligations to Lender (in such order of priority as Lender shall determine). Subject to the terms and conditions of the Intercreditor Agreement and prior to the occurrence and continuation of any Forbearance Event of Default, all proceeds of the Creditor Priority Collateral in which Lender has a junior priority security interest which are to be applied against Obligor's Obligations to Lender under the terms and conditions of the Intercreditor Agreement shall be so applied (in such order of priority as Lender shall determine). Prior to the occurrence and continuation of a Forbearance Event of Default, Obligor may retain five percent (5%) of all proceeds of Collateral until such time as the outstanding Obligations are less than $1,500,000, ten percent (10%) of all proceeds of Collateral until such time as the outstanding Obligations are less than $1,000,000, twenty percent (20%) of all proceeds of Collateral until such time as the outstanding Obligations are less than $500,000, and fifty percent (50%) thereafter until such time as the Obligations have been repaid in full, in each case to partially fund Obligor's costs of operations as set forth on the projections attached hereto as EXHIBIT B.

SECTION 5.    FORBEARANCE.

    Subject to Obligor's compliance with the terms and conditions of this Agreement and PROVIDED THAT no Forbearance Event of Default or any event which with notice and/or the lapse

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of time would become a Forbearance Event of Default shall have occurred,
Lender shall forbear from enforcing its rights under the Loan Documents until October 1, 1997. Obligor acknowledges and agrees that the provisions of this
SECTION 5 relate solely to Lender's agreement (subject to the terms and conditions hereof) to forbear from exercising its existing rights and remedies in respect of existing Events of Defaults under the Loan Documents and are not, and shall in no way be deemed or construed as, a waiver by Lender of such existing Events of Default or any Event of Default occurring subsequent to the date hereof. Moreover, as indicated in SECTION 16 below, Lender expressly reserves the right to take any and all actions it deems advisable in order to protect its rights and interests in Obligor's bankruptcy proceedings.

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF OBLIGOR.

    In order to induce Lender to enter into this Agreement, Obligor represents, covenants and warrants to Lender as follows:

    (a) AUTHORITY. The execution and delivery by Obligor of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action and do not and will not (i) violate any provision of any law, rule, regulation, order, judgment, injunction, decree or determination applicable to Obligor or of Obligor's charter or (ii) result in a breach of or constitute a default under any agreement, lease or instrument to which Obligor is a party or by which it may be bound or affected.

    (b) BINDING OBLIGATION. This Agreement, the Loan Documents and each other agreement executed by Obligor in connection herewith or therewith constitute legal, valid and binding obligations of Obligor.

    (c) LOAN DOCUMENTS. Obligor is in compliance in all material respects with the covenants contained in the Loan Documents and the representations and warranties in each of the Loan Documents (except those that expressly relate to an earlier date) are true and correct in all material respects on the date hereof. Without limiting the foregoing, Obligor's principal place of business and chief executive offices are located at 5548 Lindbergh Lane, Bell, California 90201-6410, and, except as disclosed in EXHIBIT C hereto, Obligor has no other places of business and there are no other locations at which any Collateral is located.

    (d) NO APPROVAL. No authorization, consent, approval, license, exemption or filing or registration with, any court or governmental authorize, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Obligor of this Agreement or any documents executed pursuant hereto.

    (e) SECURITY DOCUMENTS. Each document purporting to grant Lender a security interest or lien in any of the assets of Obligor is effective to grant to Lender a legal, valid, enforceable and perfected security interest in all right, title and interest of Obligor in the Collateral described therein; no action or filing is required in order to perfect Lender's security interest.

    (f) RECITALS. The statements contained in the recitals to this Agreement are true and

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correct.

    (g) PROJECTIONS The projections attached hereto as EXHIBIT B were prepared in good faith and based on assumptions which Obligor believes are reasonable.

SECTION 7.    COVENANTS.

    Until such time as Obligor shall have paid its Obligations to Lender in full, Obligor covenants and agrees with Lender that Obligor shall comply with
(a) all of the terms and conditions contained in the Loan Documents and (b) the following covenants:

    (i) BORROWING BASE REPORTS. Obligor shall deliver Borrowing Base Reports to Lender on a daily basis reflecting the current Collateral and the current Creditor Priority Collateral.

    (ii) COLLECTION REPORTS. Obligor shall deliver to Lender on a [weekly/daily] basis reports of all collections in respect of the current Collateral and the current Creditor Priority Collateral.

    (iii) PERFORMANCE AGAINST PROJECTIONS. Obligor will not permit its net collections of accounts for any period to be less then ninety percent (90%) of the amounts reflected for such period in the projections attached hereto as EXHIBIT B.

    (iv) COLLECTION OF ACCOUNTS. Obligor shall take all commercially reasonable actions to promptly collect all Accounts and to apply the proceeds of Accounts to the repayment of the Obligation to Lender in accordance with the Loan documents and the Intercreditor Agreement.

    (v) SALE OF INVENTORY. Obligor shall take all commercially reasonable action to promptly sell its existing Inventory and to apply the proceeds of Inventory to the repayment of the Obligations to Lender in accordance with the Loan documents and the Intercreditor Agreement, it being agreed by the parties hereto that the sale of Inventory for a purchase price in excess of such Inventory's book value to Senoral, Inc. shall be deemed a commercially reasonable sale for all purposes of this Agreement.

SECTION 8.    CONDITIONS PRECEDENT.

    The obligations of Lender hereunder are subject to the satisfaction on or prior to July 31, 1997 of the following conditions precedent, time being of the essence hereof:

    (a) As of the time of Lender's execution hereof Obligor shall be in compliance with all the terms, covenants and warranties contained herein and Lender shall have received a certificate signed by an officer of Obligor to the foregoing effect.

    (b) All corporate and legal proceedings and all instruments and documents in connection herewith shall be satisfactory in form and substance to Lender and its counsel and

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Lender shall have received all information and all documents and certificates
(corporate and other) which Lender may reasonably have requested in connection herewith, such documents properly certified by proper corporate or governmental authorities.

    (c) Obligor, Lender and Senoral, Inc. shall have entered into an Intercreditor Agreement in the form of EXHIBIT A attached hereto.

    (d) Each Person which has previously executed a guaranty, pledge or subordination agreement in favor of Lender shall have executed a combination of such agreement in form and substance satisfactory to Lender and its counsel.

    (e) No event or circumstance shall have occurred which could have a Material Adverse Effect. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean the occurrence of any event or circumstance which could have a material adverse effect on (x) the business, operations, property, condition or assets of Obligor, (y) the ability of Obligor to perform its obligations under this Agreement or any Loan Document or (i) the validity or enforceability of this Agreement or any Loan Document or the rights and remedies of Lender hereunder or thereunder.

SECTION 9.    FORBEARANCE EVENTS OF DEFAULT AND REMEDIES.

    Each of the following events (each a "FORBEARANCE EVENT OF DEFAULT" and collectively the "FORBEARANCE EVENTS OF DEFAULT") shall constitute an Event of Default under this Agreement and each of the Loan Documents (whether or not such is an event of default therein):

    (a) PAYMENT. Obligor fails to make any payment required to be made to Lender under this Agreement or any Loan Documents; or

    (b) REPRESENTATIONS. Any representation or warranty made by, or on behalf of each Obligor in this Agreement or in any certificate or other document delivered in connection herewith shall prove to have been untrue or incorrect in any material respect; or

    (c) COVENANTS. Obligor shall fail to fully perform or comply with any term, covenant or provisions of this Agreement (including without limitation those under SECTION 7); or

    (d) BANKRUPTCY. Obligor shall become insolvent or fail to pay its debts as they mature, or Obligor shall be adjudicated as bankrupt or insolvent, or any case or proceeding shall be commenced by or against Obligor in bankruptcy or liquidation or for its reorganization or readjustment of the indebtedness of Obligor under any applicable bankruptcy or insolvency laws, or any receiver, administrator, liquidator or trustee or similar official shall be appointed for any Obligor or any of its property, or Obligor shall make an assignment for the benefit of creditors, or any similar event shall take place with respect to Obligor, or Obligor shall sell all or a substantial part of its assets, whether in a single transaction or a series of transactions, or any event shall take place in the bankruptcy resulting from the filing of the petition which could have a Material Adverse Effect; or

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    (e)  LOAN DOCUMENTS.  There shall have occurred any Event of Default under or as defined in any of the Loan Documents (OTHER THAN the Event of Default referred to in the recitals to this Agreement); or

    (f) INTERCREDITOR AGREEMENT. Senoral, Inc. or Obligor shall take any action in violation of the Intercreditor Agreement, as amended, or Golden State Graphics, Inc. or any other affiliate of Senoral, Inc. shall take any enforcement action against Obligor or;

    (g) SUBORDINATED DEBT. Except as provided herein or in the Subordination Agreement, as amended, Obligor shall make any payment in respect of Subordinated Debt.

SECTION 10.  REMEDIES.

    On and after the occurrence of any Forbearance Event of Default and in each case without any demand, presentment, notice and/or other action of any nature by Lender (all of which are hereby expressly waived by each Obligor),
(a) all Obligations shall be immediately due and payable and Lender shall be immediately and permanently relieved of its forbearance Obligations set forth in SECTION 5 or otherwise; (b) Lender may proceed to enforce its rights under and in respect of this Agreement and the Loan Documents; and (c) Lender shall be free to avail itself of all other rights and remedies available under applicable law. The failure of Lender or its delay to exercise any remedy after any particular Forbearance Event of Default shall not appear as a waiver of any remedy in that or in any subsequent instance, or otherwise prejudice the rights of Lender.

SECTION 11.  FURTHER ASSURANCE.

    Each Obligor agrees to take any action and to execute and deliver any additional documents which Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to Lender by the Loan Documents or this Agreement.

SECTION 12.  WAIVERS BY OBLIGOR: BANKRUPTCY MATTERS.

    (a) WAIVER OF JURY TRIAL. OBLIGOR HEREBY WAIVES ANY RIGHTS THAT IT/HE MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIMS ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW WHICH CANNOT BE WAIVED, OBLIGOR HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

    (b)  GUARANTY.  OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE, UNDER
Section 105 OF BANKRUPTCY CODE OR OTHERWISE, TO ENJOIN ANY ATTEMPT BY

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LENDER TO ENFORCE OR COLLECT ON ANY GUARANTY FROM ANY GUARANTOR.

    (c) ACKNOWLEDGEMENTS. Obligor hereby (i) certifies that no representative, agent, or attorney of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce the foregoing waivers (or any other waivers or other provisions contained in this Agreement or in any of the Loan Documents) and (ii) acknowledges that Lender has been induced to enter into this Agreement by, among other things, the waivers, agreements and certifications set forth herein.

SECTION 13. FEES.

    Obligor agrees to pay all reasonable expenses, fees and disbursements of counsel for Lender which Lender has incurred or may hereafter incur in connection with Obligor's defaults under the Loan Agreement, the preparation of this Agreement, the Loan Documents and all other documents related hereto and thereto (including any amendment, consent or waiver hereunder or thereunder) and the transactions contemplated hereby or thereby or the enforcement of the rights of Lender hereunder or under the Loan Documents in the event of a default hereunder or thereunder or any "workout" of their obligations to Lender. All such expenses, fees and disbursements shall constitute Obligations" and shall be secured by the Collateral.

SECTION 14. SET-OFFS.

    If any Forbearance Event of Default occurs, any Indebtedness from Lender to Obligor may, without regard to the value or adequacy of the Collateral, be offset and applied toward the payment of any Indebtedness from Obligor to Lender, whether or not such Indebtedness, or any part thereof, shall then be due.

SECTION 15. NOTICES.

    All notices, consents, requests, approvals, instructions and other communications provided for herein and/or the Loan Documents shall be in writing and validly given or made when delivered personally or mailed by registered or certified mail, or sent by overnight courier, or by facsimile transmission (when confirmation of receipt thereof is received) to the party entitled or required to receive the same at the addresses set forth in the Loan Agreement, or at such other address as any party hereto may subsequently furnish in writing to the other

SECTION 16. NO WAIVERS.

    Except to the extent Lender has agreed to forbear pursuant to this Agreement, Lender may enforce its rights to the fullest extent permitted under this Agreement, the other Loan Documents and/or applicable law.
Neither this Agreement nor the compliance of Lender herewith shall be deemed or construed to be a waiver of any right or remedy to which Lender may now or hereafter be entitled against Obligor, except to the extent herein otherwise explicitly provided. Except to the extent herein otherwise explicitly provided, the provisions of the Loan Documents and all related agreements shall continue in full force and effect. Without limiting the foregoing, Lender

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

expressly reserves the right to take any and all actions it deems advisable to protect its rights and interests (whether or not a Forbearance Event of Default shall have occurred) and nothing contained herein shall limit or in any way derogate from such right. The parties agree that, except to the extent herein otherwise explicitly provided, the provisions of the Loan Documents shall continue in full force and effect. The failure of Lender to insist upon the strict performance of any term, condition or other provision hereof or to exercise any right or remedy hereunder shall not constitute a waiver by Lender of any such term, condition or other provision or Event of Default or Forbearance Event of Default in connection therewith; and any waiver of any such term, condition or other provision of any such Event of Default or Forbearance Event of Default shall not affect or alter this Agreement or the other Loan Documents, and each and every term, condition and other provision of this Agreement and the other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Event of Default or Forbearance Event of Default in connection therewith.

SECTION 17.      MISCELLANEOUS.

    (a) COUNTERPARTS. SUCCESSORS. GOVERNING LAW. This Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement. One or more counterparts may be delivered via telecopier; any such telecopied counterpart shall have the same force and effect as an original counterpart hereof. The Agreement shall be binding and inure to the benefit of each of the parties hereto, and their respective successors, heirs, legal representatives and assigns PROVIDED THAT Obligor may not assign its rights and obligations without Lender's prior written consent. This Agreement is solely for the purpose, and shall have the sole effect, of defining the relative rights and obligations of the parties hereto and may not be relied upon or enforced by any person not a party hereto; no Person shall have third-party beneficiary rights hereunder.

    This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to conflicts of laws principles). In addition to the extent that it may lawfully do so, each Obligor hereby consents to service of process, and to be sued, in California and consents to the jurisdiction of the courts of California and the U.S. District Court for the Central District of California, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or under the Loan Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Obligor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in SECTION 15 or as otherwise provided under the laws of California or the jurisdiction in which suit is brought.

    (b) AMENDMENTS AND WAIVERS. Any term of this Agreement or of the Loan Documents may be amended and the observance of any term of this Agreement may be waived only with the written consent of each party hereto.

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    (c)  CONSTRUCTION.  The parties acknowledge and agree that this Agreement shall not be construed in favor of one party more than the other(s) based upon which party drafted (or caused to be drafted) the same. Headings contained herein are included for convenience of reference only and shall not constitute a part or to affect the meaning or interpretation of this Agreement. This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes all other negotiations, understandings and representations made by and among such parties. No course of dealing, course of performance, trade usage or parole evidence of any nature shall be used to supplement or modify any terms of this Agreement.

    (d) SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein and/or in certificates delivered pursuant hereto by Obligor shall survive the execution and delivery hereof, and shall continue in full force and effect with respect to the date as of which made so long as any Obligation is outstanding.

    (e) STATUTE OF LIMITATIONS: TIME OF ESSENCE. Any statute of limitations applicable to any remedy of Lender under the Loan Documents or any applicable law shall be suspended and tolled. Time shall be of the essence with respect to each and every undertaking and obligation of Obligor set forth herein.

    (f) SPECIFIC PERFORMANCE. Obligor stipulates that Lender's remedies at law, in the event of any default or threatened default by Obligor in the performance of or compliance with any of the terms and provisions of this Agreement on its part to be observed or performed, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or therein or by an injunction against a violation of any of the terms or provisions hereof, thereof or otherwise.

    (g) SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the validity, binding effect and enforceability of any other provision or provisions of this Agreement; PROVIDED, HOWEVER, that if any provision of this Agreement is declared unenforceable against any Obligor for any reason by any court or governmental body having jurisdiction, all agreements, consents and waivers of Lender set forth herein shall, at the option of Lender, be deemed null and void AB INITIO, and Lender shall, at its election, be restored to the position it would have occupied, with all rights available to it as though such agreements, consents and waivers had never been made.

    (h) INDEMNIFICATION. In addition to any indemnification obligations contained in any of the Loan Documents, Obligor agrees to indemnify Lender and hold Lender and each of the Released Parties harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable counsel fees and expenses and litigation expenses) which Lender may incur or which may be asserted against it in connection with or arising out of any investigation, litigation or proceeding which arises out of the transactions contemplated hereby or by the Loan Documents (or any action or inaction by Lender hereunder or thereunder) or which otherwise involves Obligor or any shareholder or any affiliate of Obligor, whether or not Lender is party thereto, other than claims, damages, losses, liabilities or judgments with respect to any matter as to which Lender shall have been finally adjudicated

(i) not to have acted in good faith or (ii) to have acted in a grossly negligent manner.

The provisions of this paragraph shall survive payment of all Obligations to Lender.

    (i) ARMS-LENGTH TRANSACTION. Obligor recognizes, stipulates and agrees that Lender's actions and relationships with the parties hereto including, but not limited to, those relationships created or referenced by or in this Agreement, have been and constitute arms-length commercial transactions, that such actions and relationships shall at all times in the future continue to constitute arms-length commercial transactions and that Lender shall not at any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the agent, employee or fiduciary of Obligor.

    (j) NEGOTIATIONS/COUNSEL Obligor stipulates and agrees that this Agreement is the product of and results from lengthy arms-length negotiations among the parties and that neither Lender nor any other party has exerted or attempted to exert improper or unlawful pressure or has in any way attempted to induce, through threats or otherwise, the execution or delivery of this Agreement. Without in any way limiting the foregoing, each of the parties hereto stipulates and agrees that at all times during the course of the negotiations surrounding the execution and delivery of this Agreement, they have, to the extent deemed necessary or advisable in their sole discretion, been advised and assisted by competent counsel of their own choosing, that such counsel has been present and participated in the negotiations surrounding this Agreement and that they have been fully advised by such counsel of the effect of each term, condition, provision and stipulation contained herein.

    (k) RESERVATION. The parties acknowledge that certain additional individuals have guaranteed, in whole or in part, Obligor's obligations to Lender. The failure of such additional individuals to execute this Agreement does not constitute a waiver of Lender's rights and remedies with respect to such individuals, which Lender expressly reserves and may execute at any time.


                    [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, Lender and Obligor have executed this Agreement as of the day and year first above written.


                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation,


                             By:    /s/ THOMAS SIGURDSON
                                 ------------------------------------
                             Title:     Vice President
                                    ---------------------------------


                             GLOBAL ONE DISTRIBUTION & MERCHANDISING INC., a Delaware corporation


                             By:     /s/ GEORGE VRABECK
                                 -------------------------------------
                             Title:      President
                                   -----------------------------------


                             OSP PUBLISHING, INC.,
                             a Delaware corporation


                             By:     /s/ GEORGE VRABECK
                                 -------------------------------------
                             Title:      President
                                   -----------------------------------


                             BEx CORP.,
                             a Delaware corporation


                             By:        /s/ GEORGE VRABECK
                                 -------------------------------------
                             Title:         President
                                   -----------------------------------


                             KELLY RUSSEL STUDIOS, INC.,
                             a Delaware corporation


                             By:     /s/ GEORGE VRABECK
                                 -------------------------------------
                             Title:      President
                                   -----------------------------------

                                    EXHIBIT A

                            INTERCREDITOR AGREEMENT

                                      EXHIBIT A

                               INTERCREDITOR AGREEMENT


    THIS INTERCREDITOR AGREEMENT (this "Agreement"), dated as of August 1, 1997, is entered into between Creditor and Foothill and is acknowledged and consented to by Obligor.

                                W I T N E S S E T H :

    WHEREAS, Obligor and Foothill have previously entered into the Loan Agreement and various other related documents, instruments, or agreements (collectively, the "Foothill Agreements");

    WHEREAS, to secure the obligations owed to Foothill under the Foothill Agreements, Obligor has granted to Foothill security interests in and liens on the Collateral;

    WHEREAS, Obligor has entered, or intends to enter, into that certain Secured Promissory Note (Including Multiple Advance Option), dated as of August 1, 1997 (including the schedules attached thereto) and other related documents in favor of Creditor (collectively, the "Creditor Agreements");

    WHEREAS, Creditor and Foothill desire to agree to the relative priority of their security interests in and liens on the Collateral and certain other rights, priorities, and interests.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, Creditor and Foothill hereby agree as follows, and Obligor hereby acknowledges and consents to the following:

18. DEFINITIONS; CONSTRUCTION.

    (a) DEFINITIONS. As used herein (including the recitals and preamble hereto), the following initially capitalized terms shall have the indicated definitions:

    "ACCOUNTS" means all present and future (a) "accounts" (as defined in the UCC) of Obligor, and (b) other rights to payment of Obligor arising from any sale or lease of goods, the sale or lease of General Intangibles, or the provision of services, or from any agreement relating to same, including in each instance any related claims on guaranties or against providers of credit support, irrespective of whether any of the foregoing are evidenced by an instrument or chattel paper, and irrespective of whether any of the foregoing are secured, together with all merchandise returned to or reclaimed by such Obligor relating to any of the foregoing.

    "AGREEMENT" means this Intercreditor Agreement, as it may be amended, supplemented, or modified from time to time in accordance with the provisions hereof.

    "ASSET" means any interest of Obligor in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.

    "BANKRUPTCY CODE" means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

    "BOOKS AND RECORDS" means all of Obligor's books and records including: ledgers; records indicating, summarizing, or evidencing Obligor's assets or liabilities, or the Collateral; all information relating to Obligor's business operations or financial condition; and all computer programs, disc or tape files (including switch tape), printouts, runs, or other computer prepared information, and those items of equipment that contain or store such information.

    "BUSINESS DAY" means any day, other than a Saturday or Sunday, that commercial banks in general are open for the transaction of commercial banking business in Los Angeles, California.

    "CLAIMANTS" means Foothill or Creditor.

    "CLAIMS" means the Foothill Claim or the Creditor Claim.

    "COLLATERAL" means any and all Assets, whether tangible or intangible, in which Obligor now or hereafter has any right, title, or interest, and in which either or both of Foothill or Creditor from time to time has or may have any lien or security interest, consisting of the following: (1) the Accounts, (2) the Books and Records, (3) the Equipment, (4) the General Intangibles, (5) the Inventory, (6) the Negotiable Collateral, (7) the Money, and (8) the Proceeds.

    "CREDIT DOCUMENTS" means the Foothill Agreements and the Creditor
Agreements.

    "CREDITOR" means Senoral, Inc.

    "CREDITOR AGREEMENTS" has the meaning ascribed to such term in the recitals to this Agreement, and shall include any future amendments, modifications, extensions, supplements, restatements, or replacements of any of the Creditor Agreements.

    "CREDITOR CLAIM" means any and all present and future "claims" (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Creditor now or hereafter arising or existing under or relating to the Creditor Agreements, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, and whether arising under contract, in tort, by law, or otherwise, and including all credit advanced or extended to or for the benefit of Obligor at any time (including any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code), any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys fees and costs, and any prepayment or termination premiums.

    "CREDITOR PRIORITY COLLATERAL" means the New Accounts and the New Inventory and identifiable Proceeds thereof to the extent that such Proceeds have not been commingled with the Proceeds of the Collateral.

    "ENFORCEMENT ACTION" means, with respect to any Claimant and any Claim thereof and with respect to any Asset of Obligor or any Collateral in which such Claimant has or claims a security interest or lien (including consensual liens, attachment liens, statutory liens, and judgment liens), any action, whether judicial or nonjudicial, to assert, collect, or enforce such Claim or any portion thereof, or to repossess, recover, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, retain in satisfaction of debt, or obtain equitable or injunctive relief with respect to, such Asset or Collateral.

    "EQUIPMENT" means all of Obligor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles, tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, wherever located, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; PROVIDED, HOWEVER, that Equipment shall not include any Collateral consisting of Inventory or Books and Records.

    "FOOTHILL" means Foothill Capital Corporation, a California corporation.

    "FOOTHILL AGREEMENTS" has the meaning ascribed to such term in the recitals to this Agreement, and shall include any future amendments, modifications, extensions, supplements, restatements, or replacements of any of the Foothill Agreements.

    "FOOTHILL CLAIM" means any and all present and future "claims" (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Foothill now or hereafter arising or existing under or relating to the Foothill Agreements, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, and including all credit advanced or extended to or for the benefit of Obligor at any time (including any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code), any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys fees and costs, and any prepayment or termination premiums; it being the parties' understanding and agreement that Foothill and Obligor may increase the then extant maximum aggregate principal amount of credit advanced to or extended for the benefit of Obligor outstanding at any time, so long as, at the time of any proposed increase, no event of default shall have occurred and be continuing under the Creditor Agreements.

    "GENERAL INTANGIBLES" means all present and future (1) general intangibles and other intangible personal property (including choses or things in action, liens, or other rights arising by operation of law, whether by virtue of common law, statutory law, or regulatory law) of Obligor, (2) deposit accounts and rights of Obligor arising under or related to any contract, including royalty or licensing agreements, (3) intellectual property rights of Obligor, including copyrights, patents, trademarks, trade names, logos, service marks, licenses, drawings, purchase orders, customer lists, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, and reports, (4) claims of Obligor for tax refunds, insurance premium refunds, and refunds relating to overfunding of benefit plans, (5) plans, blueprints, drawings, specifications, designs, and trade secrets of Obligor, and (6) Books and Records of Obligor, whether maintained on paper, as computerized records, or otherwise; PROVIDED, HOWEVER, that General Intangibles shall not include any Collateral consisting of Accounts or Negotiable Collateral.

    "INVENTORY" means all present and future rights, title, and interest of Obligor with respect to, wherever located (a) any inventory, including goods held for sale or lease or to be furnished under a contract of service, (b) raw materials, work in process, and finished goods, (c) any models, molds, and masters, (d) packing and shipping materials, and (e) any documents of title representing any of the above, in each case acquired by Obligor before August 1, 1997.

    "INVESTMENT PROPERTY" shall have the meaning ascribed to such term in Division 9 of the UCC.

    "LOAN AGREEMENT" means that certain Amended and Restated Loan and Security Agreement, dated as of August 29, 1996, between Foothill and Obligor, and shall include any future amendments, modifications, extensions, supplements, restatements, or replacements thereof.

    "MIXED ACCOUNT DEBTORS" has the meaning ascribed to such term in SECTION 2(b) of this Agreement.

    "MONEY" means all present and future cash, coins, currency, or any other medium of exchange that is treated as the equivalent of cash (but not including Negotiable Collateral or deposit accounts), including foreign currency of any of Obligor.

    "NEGOTIABLE COLLATERAL" means all present and future letters of credit, notes, drafts, instruments, documents, Investment Property, personal property leases (wherein Obligor is the lessor), and chattel paper of Obligor.

    "NEW ACCOUNTS" means all present and future (a) "accounts" (as defined in the UCC) of Obligor, and (b) other rights to payment of Obligor arising from any sale or lease of New Inventory or from any agreement relating to same, including in each instance any related claims on guaranties or against providers of credit support of such New Accounts, irrespective of whether any of the foregoing are evidenced by an instrument or chattel paper, and irrespective of whether any of the foregoing are secured, together with all merchandise returned to or reclaimed by such Obligor relating to any of the foregoing.

    "NEW INVENTORY" means all present and future rights, title, and interest of Obligor with respect to, wherever located (a) any inventory, including goods held for sale or lease or to be furnished under a contract of service,
(b) raw materials, work in process, and finished goods, (c) any models, molds, and masters, (d) packing and shipping materials, and (e) any documents of title representing any of the above, in each case acquired by Obligor on or after August 1, 1997.

    "OBLIGOR" means, jointly and severally, individually and collectively, Global One Distribution & Merchandising Inc., a Delaware corporation, OSP Publishing, Inc., a Delaware corporation, BEx Corp., a Delaware corporation, and Kelly Russel Studios, Inc., a Delaware corporation.

    "PROCEEDS" means, when used with respect to any of the Collateral, all present and future "proceeds" (as defined in the UCC) of such Collateral, irrespective of whether received by Obligor, and shall include insurance proceeds arising from or relating to Collateral, rents received or receivable from the lease of goods, and dividends or other distributions paid or payable with respect to shares of capital stock.

    "UCC" means the Uniform Commercial Code in effect in the State of California, except with respect to the perfection of any security interest, in which case the term "UCC" shall refer to the Uniform Commercial Code of the jurisdiction that, under Section 9103 of the California Uniform Commercial Code, governs the perfection of the security interest.

    (b) CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms "include," "includes," and "including" are not limiting (the parties hereto agreeing that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned), and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. Any terms used in this Agreement which are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LIEN PRIORITIES. The date, manner, or order of perfection of the security interests or liens granted to or in favor of Foothill or Creditor notwithstanding, and any contrary provisions of the UCC, or any applicable law or decision notwithstanding, and the provisions of the Foothill Agreements or the Creditor Agreements notwithstanding, and irrespective of whether Foothill or Creditor at any time holds possession of any of the Collateral, the following, as between Foothill and Creditor, shall be the relative priority of the security interests and liens of Foothill and (if any) of Creditor in and to the Collateral:

    (a) Creditor shall have a first priority security interest in the Creditor Priority Collateral to the extent of the Creditor Claims, and Foothill shall have a second priority security interest in the Creditor Priority Collateral to the extent of the Foothill Claims.

    (b) Foothill shall have a first priority security interest in all Collateral other than the Creditor Priority Collateral, and Creditor shall not have any security interest whatsoever in any Collateral other than the Creditor Priority Collateral to the extent of the Creditor Claims. Creditor hereby acknowledges that, pursuant to the Foothill Agreements, no security interest in favor of Creditor shall be permitted to exist on any Collateral other than the Creditor Priority Collateral.

              In the event that Creditor obtains the rights of a holder in due course of a negotiable instrument that is Collateral, then Section 9309 of the UCC shall not provide Creditor with priority in such negotiable instrument. The provisions of Section 9309 of the UCC notwithstanding, the relative priority of the security interests and liens of Claimants with respect to any portion of the Collateral in which any Claimant obtains the rights of a holder in due course shall be determined by the priorities set forth in this section.

3. DISTRIBUTION OF PROCEEDS OF COLLATERAL. As between Foothill and Creditor, all Proceeds of Collateral, and all amounts resulting from any sale, exchange, disposition, or collection of any Collateral by any Claimant, shall be distributed as follows:

         a. Except as provided below, all realizations upon the Creditor Priority Collateral shall be applied to the Creditor Claims. After the Creditor Claims are paid or otherwise satisfied in full, any remaining realizations upon the Creditor Priority Collateral shall be applied to the Foothill Claims until they are paid or otherwise satisfied in full.

         b. All realizations on Creditor Priority Collateral received from an Account Debtor which is an Account Debtor with respect to both Accounts constituting Collateral and New Accounts constituting Creditor Priority Collateral ("Mixed Account Debtors") shall be applied to the Foothill Claims and to the Creditor Priority Claims in the same percentage as each bears to the total of Foothill Claims and Creditor Priority Claims.

         c. All realizations upon any Collateral other than the Creditor Priority Collateral shall be applied to the Foothill Claims.

         d. After all of the Claims have been paid or otherwise satisfied in full, the balance of realizations upon Collateral, if any, shall be paid to Obligor or as otherwise required by applicable law.

    Subsection a. and b. of this SECTION 3 are applicable with respect to any item of Collateral only to the extent that both Creditor and Foothill concurrently have a security interest in or lien on such Collateral. Nothing herein shall require either Claimant to have or hold a security interest in or lien on Collateral that it does not wish to have or hold.

4.  LIMITATION ON ENFORCEMENT ACTIONS.

         a. Any provision in the Creditor Agreements to the contrary notwithstanding, without the prior written consent of Foothill, Creditor shall not take any Enforcement Action unless and until such time as the Foothill Claims are paid in full.

         b. Foothill may, at its option, take any Enforcement Action it deems appropriate with respect to any Collateral other than the Creditor Priority Collateral.

         c. Until the Creditor Claims have been paid or satisfied in full, Foothill shall not take any Enforcement Action against the Creditor Priority Collateral without first obtaining the prior written consent of Creditor. Should Foothill receive the proceeds of any Creditor Priority Collateral in violation of the terms hereof, Foothill immediately shall remit such proceeds to Creditor.

         d. Should Creditor obtain or hold any security interest in any Collateral other than the Creditor Priority Collateral or identifiable proceeds thereof in violation of the terms hereof, Creditor immediately shall terminate such security interest and remit such cash proceeds to Foothill.

5.  OPTION TO PURCHASE/PREPAY FOOTHILL CLAIMS.

         a. Upon Foothill's election to take any Enforcement Action it deems appropriate with respect to any Collateral other than the Creditor Priority Collateral pursuant to SECTION 4(b) hereof, Creditor shall have the right, but not the obligation, either to (i) prepay the then outstanding amount of the Foothill Claims and obtain a release of Foothill's liens and security interests in and to the Collateral, or (ii) purchase and obtain, by assignment, the Foothill Claims and the related liens and security interests in and to the Creditor Priority Collateral. If Creditor elects to prepay or purchase such Claims, the prepayment amount or purchase price, as applicable, payable by Creditor would be equal to the outstanding principal balance of such Claims, all accrued and unpaid interest thereon, and all unpaid fees and expenses chargeable by Foothill to Obligor under the Foothill Agreements; it being the agreement of the parties that there shall be no discount or premium involved in any such prepayment or purchase. If Creditor elects to purchase such Claims, the only representations that Foothill would make in connection with such an assignment would be its free and clear ownership of the Claims and the amount thereof.

6. EXERCISE OF REMEDIES. Foothill may exercise its discretion with respect to exercising or refraining from exercising any of its rights and remedies under the Foothill Agreements or from taking or refraining from taking any Enforcement Action. Creditor agrees that Foothill shall not incur any liability to Creditor for taking or refraining from taking any action with respect to any Collateral other than the Creditor Priority Collateral, so long as Foothill complies with the express provisions of this Agreement.

7. UCC NOTICES. In the event that any Claimant shall be required by the UCC or any other applicable law to give any notice to the other Claimant, such notice shall be given in accordance with the notice provisions hereof, and 5 Business Days notice shall be conclusively deemed to be commercially reasonable.

8. INDEPENDENT CREDIT INVESTIGATIONS. No Claimant, nor any of its respective directors, officers, agents, or employees, shall be responsible to any other Claimant or to any other person or entity for Obligor's solvency, creditworthiness, financial condition, or ability to repay any of the Claims or for the accuracy of any recitals, statements, representations, or warranties of Obligor, oral or written, or for the validity, sufficiency, enforceability, or perfection of the Claims or the Credit Documents, or any security interests or liens granted by Obligor to any Claimant in connection therewith. Each Claimant has entered into its respective financing agreements with Obligor based upon its own independent investigation, and makes no warranty or representation to the other Claimant, nor does it rely upon any representation of the other Claimant with respect to matters identified or referred to in this paragraph.

9. PERFECTION OF POSSESSORY SECURITY INTERESTS. For the limited purpose of perfecting the security interests or liens of the Claimants in those types or items of Collateral in which a security interest or lien may be perfected by possession, each Claimant hereby appoints the other as its bailee for the limited purpose of possessing on its behalf any such Collateral that may come into the possession of such other Claimant from time to time, and each Claimant agrees to act as the other's bailee for such limited purpose of perfecting the other's security interest or lien by possession through a bailee, provided that neither Claimant shall incur any liability to the other Claimant by virtue of acting as the other's bailee hereunder, and either Claimant may relinquish to the other Claimant possession of any Collateral in its possession without the consent of the other Claimant, and without incurring liability to the other Claimant.

10. APPLICABILITY OF PRIORITIES. The priorities provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or is judicially avoided with respect to one or more Claims or any part thereof, the priorities provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable. The foregoing notwithstanding, each party covenants and agrees for the benefit of each other party that it shall not challenge, attack, or seek to avoid any security interest or lien to the extent that it secures any Claim.

11. WAIVER OF RIGHT TO REQUIRE MARSHALING. Each Claimant hereby expressly waives any right that it otherwise might have to require the other Claimant to marshal Assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute. No Claimant shall be required to enforce any guaranty or any security interest or lien given by Obligor as a condition precedent or concurrent to the taking of any Enforcement Action.

12. TERMINATION. This Agreement is a continuing agreement, and, unless both Claimants have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects until the earlier of (a) such time as the Foothill Claims are paid in full, Foothill has no further commitment to extend credit facilities to any of the Obligor, and Foothill has released or terminated its security interests and liens in the Collateral, or (b) such time as the Creditor Claims are paid in full, Creditor has no further commitment to extend credit facilities to any of the Obligor, and Creditor has released or terminated its security interests and liens in the Collateral.

13. EFFECT OF BANKRUPTCY. This Agreement shall be and remain enforceable notwithstanding any bankruptcy or other insolvency proceeding by or against Obligor or any other Obligor and shall apply with full force and effect to any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code.

14. NOTICES. All notices hereunder shall be effective upon receipt, shall be in writing, and shall be sent by U.S. mail, Federal Express overnight courier (or the equivalent), hand delivery by a reputable and reliable professional courier service, mailgram, telefacsimile, telegram, or telex as follows:

    If to Foothill:     FOOTHILL CAPITAL CORPORATION
                        11111 Santa Monica Boulevard, Suite 1500
                        Los Angeles, California 90025
                        Attn:  Business Finance Division Manager

    with a copy to:     BROBECK, PHLEGER & HARRISON LLP
                        550 South Hope Street
                        Los Angeles, California 90071
                        Attn:  John Francis Hilson, Esq.

    If to Creditor:     SENORAL, INC.
                        8474 Commerce Avenue, Suite B
                        San Diego, California 92121
                        Attn:  Alan Saloner
    with a copy to:     SNIPPER, WAINER & MARKOFF
                        2029 Century Park East, Suite 1690
                        Los Angeles, California 90067
                        Attn:  Maurice Wainer, Esq.

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. The failure to send a copy of notice to the individuals who are shown above as being required to receive copies shall not invalidate or otherwise affect the validity of a notice that is otherwise effectively given. All notices or demands sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or five (5) Business Days after the deposit thereof in the mail.

15. NO BENEFIT TO THIRD PARTIES. The terms and provisions of this Agreement shall be for the sole benefit of Foothill and Creditor and their respective successors and assigns, and no other person (including Obligor), firm, entity, or corporation shall have any right, benefit, priority, or interest under, or because of this Agreement.

16. GOVERNING LAW. This Agreement and all matters related hereto shall be governed as to validity, interpretation, enforcement, and effect by the laws of the State of California.

17. FURTHER ASSURANCES. The parties hereto agree to execute and deliver such other documents and to take such action as reasonably may be required to carry out the purposes and intent of this Agreement, including the execution of releases and termination statements.

18. ATTORNEYS FEES. If any legal action or proceeding is brought by any party hereto to enforce or construe a provision of this Agreement, each party in such action or proceeding, irrespective of whether such action or proceeding is settled or prosecuted to final judgment, shall pay its own attorneys fees and costs.

19. MODIFICATIONS IN WRITING. No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Claimants. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

20. WAIVERS; FAILURE OR DELAY. No failure or delay on the part of either Claimant in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right,

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

power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

21. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

22. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

23. COMPLETE AND INTEGRATED AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete and integrated statement of the terms and conditions of their agreement. This Agreement shall not be modified except in a writing signed by the party to be charged, and may not be modified by conduct or oral agreements.

24. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the successors and assigns of each Claimant. Each Claimant agrees to maintain a copy of this Agreement together with its copies of the Credit Documents relating to its Claims. Each Claimant expressly reserves its right to transfer or assign its Claims, in whole or in part, together with its rights hereunder, provided that, prior to transferring or assigning any interest in its Claims to any person or entity, each Claimant shall disclose to such person or entity the existence and contents of this Agreement, shall provide to such person or entity a complete and legible copy hereof, and shall advise such person or entity that such Claimant's interests in the Collateral is subject to the terms hereof. In the event that the Claims of either Claimant are refinanced with a creditor other than that Claimant, the other Claimant agrees, upon request of such refinancing creditor, to execute and deliver to such refinancing creditor an intercreditor agreement containing the same or substantially the same terms and conditions as are set forth in this Agreement.

25. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         IN WITNESS WHEREOF, Creditor and Foothill have executed this Agreement as of the day and year first above written.

                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation


                             By:_________________________________

                             Title:_______________________________



                             SENORAL, INC.,
                             a California Corporation


                             By:_________________________________

                             Title:_______________________________


By executing this acknowledgment, consent, and agreement to be bound, each undersigned Obligor acknowledges and consents to the foregoing agreement and agrees to be bound by the provisions thereof. Each undersigned Obligor further agrees that the terms of the foregoing agreement shall not give such Obligor any substantive rights vis-a-vis Creditor or Foothill. If Creditor, on the one hand, or Foothill, on the other hand, shall enforce its rights or remedies in violation of the terms of the foregoing agreement, such Obligor shall not have the right to assert such violation as a defense against Creditor or Foothill, as applicable, or assert such violation as a counterclaim or basis for set-off or recoupment.

GLOBAL ONE DISTRIBUTION & MERCHANDISING INC., a Delaware corporation


By:
   ------------------------------------
Title:
      ---------------------------------

OSP PUBLISHING, INC.,
a Delaware corporation


By
  -------------------------------------
Title:
      ---------------------------------



BEx CORP.,
a Delaware corporation


By:
   ------------------------------------
Title:
      ---------------------------------



KELLY RUSSEL STUDIOS, INC.,
a Delaware corporation


By:
   ------------------------------------
Title:
      ---------------------------------

                                    EXHIBIT B

                                OBLIGOR'S PROJECTIONS



                                   [See Attached.]

                                    EXHIBIT C

              OBLIGOR'S OTHER LOCATIONS WHERE COLLATERAL IS LOCATED

No locations other than corporate offices/warehouse at 5548 Lindbergh Lane, Bell, CA 90201.



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